Exhibit 10.7

FIRST AMENDMENT TO LEASE

between

MOFFETT PARK DRIVE LLC,

a California limited liability company

as

Lessor

and

ARIBA, INC.,

a Delaware corporation

as

Lessee

January 12, 2001

This First Amendment to Lease is made and entered into and is dated for reference purposes as of the date set forth above as a first amendment to that certain written Triple Net Multiple Building Lease (“Lease”) between Moffett Park Drive LLC, a California limited liability company (“Lessor”) and Ariba, Inc. a Delaware corporation (“Lessee”), dated March 15, 2000 and concerning that real property situated in the City of Sunnyvale, County of Santa Clara, State of California and commonly known as 111 Lockheed Martin Way, Sunnyvale, California, on which is being constructed four free standing, four story office and research and development buildings and one ancillary building and is as follows:

RECITALS

1. Section 2.03(g) of the Lease sets forth certain requirements with respect to the form of a standby letter of credit to be provided by Lessee to secure, among other things, full and timely payments of amounts due under the construction contract for Tenant Improvements (“Tenant Improvement Letter of Credit”).

2. Section 4.06 of the Lease sets forth certain requirements with respect to the form of a standby letter of credit to be provided by Lessee to serve as a Security Deposit (“Security Deposit Letter of Credit”).

3. The parties wish to utilize, for both of the above-described Letters of Credit, a form different from that described in the aforesaid Lease Sections.

AGREEMENT

1. Recitals. The aforesaid recitals are true and correct.

2. Amendment of Section 2.03(g). Section 2.03(g) is hereby amended to provide that the form of letter of credit attached hereto may be provided by Lessee in lieu of the form of letter of credit originally described in said Section.

3. Amendment of Section 4.06. Section 4.06 is hereby amended to provide that the form of letter of credit attached hereto may be provided by Lessee in lieu of the form of letter of credit originally described in said Section.

4. Tenant Improvement Letter of Credit The form of letter of credit attached hereto as Exhibit A shall be deemed to satisfy the requirements of Section 2.03(g) as to the form of the Tenant Improvement Letter of Credit required thereunder to be provided by Lessee.

5. Security Deposit Letter of Credit. The form of letter of credit attached hereto as Exhibit B shall be deemed to satisfy the requirements of Section 4.06 as to the form of the Security Deposit Letter of Credit required thereunder to be provided by Lessee.

Except as hereby amended, and as so amended, the Lease is hereby confirmed and ratified as being in full force and effect.

Executed as of the date first set forth above at San Jose, California.

LESSOR:		LESSEE:

MOFFET PARK DRIVE LLC,		ARIBA, INC.,
a California limited liability company		a Delaware corporation

By:	GATEWAY LAND COMPANY, INC.,
a California corporation,
Managing Member

By:	/s/ Jay Paul	By:	/s/ Allison Chao
Jay Paul, President
		Its:	Corporate Controller

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